AMENDMENT AND EXTENSION AGREEMENT

This Amendment and Extension Agreement (the “Agreement”) is entered into as of March 26, 2010 by and between Broadcast International, Inc., a Utah corporation (the “Company”), and Castlerigg Master Investments Ltd. (the “Holder”).

A.

The Company and the Holder are parties to, among other agreements, the Senior Secured Convertible Note dated December 21, 2007, executed by the Company in favor of the Holder, a copy of which is attached hereto and by this reference incorporated herein (the “Note”).

B.

The Company is in the process of raising additional capital and, in connection therewith, has requested that the Holder extend the Maturity Date of the Note.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.

Consideration.  In consideration of the Holder entering into this Agreement, the Company agrees to issue to the Holder the sum of 1,000,000 shares of restricted Common Stock (the “Shares”), which shall be issued within one week of the execution and delivery of this Agreement by both parties.

2.          Amendments to the Note.

(a)

Section (1) of the Note is hereby deleted and replaced in its entirety as follows:

(1) PAYMENTS OF PRINCIPAL.  On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any, on such Principal and Interest.  The “Maturity Date” shall be December 21, 2011; provided, however, if the Company has not consummated a Qualified Financing Transaction (as defined below) on or before September 30, 2010, then the Maturity Date shall automatically be restored to its original date of December 21, 2010 without further notice or action by the Holder; and, provided further the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event that shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date.  Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.  Notwithstanding any provision of this Section 1 to the contrary, the Holder may, at its option and in its sole discretion, deliver a written notice to the Company at least two (2) days prior to the Maturity Date electing to have the payment of all or any portion of the Principal and Interest payable on the Maturity Date deferred (such amount deferred, the “Deferral Amount”) up to a date that is two (2) years after the Maturity Date, which date shall thereafter be the “Maturity Date” for all purposes hereunder.  Any notice delivered by the Holder pursuant to this Section 1 shall set forth (i) the Deferral Amount and (ii) the date that such Deferral Amount shall now be payable.  For purposes of this Note, the term "Qualified Financing Transaction" shall mean one or more or a series of financing transactions in which the Company raises gross proceeds not less than $6,000,000 (Six Million Dollars) pursuant to the issuance of equity securities provided that such securities are junior in all rights to this Note.

(b)

Section 4(a) of the Note is hereby amended to include two additional Events of Default in a new subsection 4(a)(xviii) and (xix) which shall read in its entirety as follows:

(xviii)   the failure of the Company to maintain a balance of cash and marketable securities equal to or greater than $1,250,000 (One Million Two Hundred-Fifty Thousand Dollars); provided, however, this subsection (xviii) shall not be effective unless the Company has consummated a Qualified Financing Transaction on or before September 30, 2010; and, provided further that this subsection (xviii) will only be effective from and after the time of consummation of such Qualified Financing Transaction, if any; or

(xix) the Company makes any  principal payment to Leon Frenkel under the 5% Convertible Note made by the Company in favor of Leon Frenkel due October 16, 2009 (as amended from time to time)or otherwise, without the written permission of Holder.  Failure to pay principal of the 5% convertible note shall not constitute a default under Section 4 (a)(vi) of the Note.

(c)

Section 14 of the Note is hereby amended to include additional covenants in new subsections 14(n) and (o) which shall read in its entirety as follows:

(n)  Certification of Cash Balance.  From and after the date of a Qualified Financing Transaction, the Company shall provide the Holder with a certification of its cash balance at the end of each calendar month executed by its Chief Financial Officer.  Such certification shall accurately provide the cash balance of the Company as of the last day of the month and shall be provided to the Holder no later than five (5) Business Days after the end of such month.

(o) Board Observer Right.  The Company shall provide the Holder the right to designate an observer who may be present at all meetings of the Board of Directors of the Company, which designated representative shall receive copies of all notices, minutes, consents and other materials that the Company provides to its directors at the same time as such materials are provided to the directors, including telephonic meetings; provided, however, such designated representative may be excluded from any meeting or portion thereof if the Company believes, upon advice of counsel, that such exclusion is necessary to preserve attorney-client privilege.  By exercising such right of appointment, the Holder thereby agrees that any proprietary information obtained by them and/or their designated representative in connection with such observer’s attendance at Board meetings shall be held in confidence and will not be disclosed to any party except to the extent otherwise required by law.  The Company agrees to reimburse the Holder for all reasonable travel expenses in connection with attending such Board meetings.

3.

Ratification.  The parties hereto acknowledge and agree that the Note, as amended and modified by this Agreement, is hereby ratified and reaffirmed in all respects as of the date hereof, whereby the Note shall continue in full force and effect in accordance with its terms..

4.

Securities Law Compliance.  The Holder hereby represents, warrants and acknowledges to the Company as follows:

(a)

It is an “accredited investor” (as such term is defined in paragraph (a) of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”)), and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and making an informed investment decision.

(b)

It understands that the Shares have not been registered under the 1933 Act or any applicable state securities laws, and that the sale and issuance of the Shares are being made in reliance on one or more exemptions from registration under the 1933 Act and under applicable registration exemptions from state securities laws.

(c)

It acknowledges that no agency, governmental authority, regulatory body, stock market or other entity (including, without limitation, the Securities and Exchange Commission or any state securities commission) has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Shares.

(d)

It is acquiring the Shares for its own account, for investment purposes only, and not with a view to any resale or distribution in violation of the registration requirements of the 1933 Act; and the Holder will not offer, sell or otherwise transfer any of the Shares except under circumstances which will not result in a violation of the 1933 Act.

(e)

It has been given a reasonable opportunity to review all documents, books and records of the Company pertaining to the investment represented by the Shares, has been supplied with all additional information concerning the Company and the Shares that it has requested, has had a reasonable opportunity to ask questions of and receive answers from the Company or its representatives concerning this investment, all such questions have been answered to its full satisfaction.

(f)

It acknowledges that no purchase of the Shares has resulted from any general solicitation or general advertising (as such terms are used in Regulation D under the 1933 Act), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(g)

It acknowledges that there are significant restrictions and limitations on the transferability of the Shares.  It consents to the Company giving instructions to its transfer agent and/or registrar in order to implement the restrictions and limitations on transfer as required under the 1933 Act and as set forth herein.

(h)

Until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, stock certificates representing the Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").  THE HOLDER HEREOF, BY ACCEPTING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE STATES SECURITIES

LAWS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN ACCORDANCE WITH ANY OTHER EXEMPTION UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS UPON THE DELIVERY OF A LEGAL OPINION, REASONABLY SATISFACTORY TO THE ISSUER, TO THE FOREGOING EFFECT.”

5.

Miscellaneous.

(a)

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Company and the Holder and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by the Company of its rights or duties hereunder.

(b)

Integration.  This Agreement and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.

(c)

 Course of Dealing; Waivers.  No course of dealing on the part of the Holder or its partners or affiliates, nor any failure or delay in the exercise of any right by the Holder, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  The Holder’s failure at any time to require strict performance by the Company of any provision shall not affect any right of the Holder thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by the Holder.

(d)

Notices.  All notices or demands by any party relating to this Agreement shall be provided as set forth in the Note.

(e)

Time is of the Essence.  Time is of the essence as to each and every term and provision of this Agreement.

(f)

Counterparts.  This Agreement may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

(g)

Legal Effect.  If any provision of this Agreement conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

(h)

Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New York without regard to principles of conflicts of laws that would cause the application of the laws of any jurisdictions other than the State of New York.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date above written.

THE COMPANY:

BROADCAST INTERNATIONAL, INC.

By:      /s/ Rodney M. Tiede

Name:  Rodney M. Tiede

Title:    President & CEO

THE HOLDER:

CASTLERIGG MASTER INVESTMENTS LTD.

By Sandell Asset Management Corp.

By:_________________________________________________

Name:__________________________

Title:  __________________________

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